EXHIBIT 7

                    AMENDED AND RESTATED VOTING AGREEMENT

                    AMENDED AND RESTATED VOTING AGREEMENT (this
          "Agreement"), dated as of April 29, 1996, and as amended and restated as of November 5, 1996, among Textron Inc., a Delaware corporation ("Textron"), The Paul Revere Corporation, a Massachusetts corporation (the "Company"), and the stockholders of Provident Companies, Inc., a Delaware corporation ("Parent"), listed on Schedule A hereto (the "Stockholders").

                    WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Patriot Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Parent ("Newco"), have entered into an Amended and Restated Agreement and Plan of Merger (as the same may be further amended from time to time, the "Merger Agreement"), providing for the merger (the "Merger") of Newco with and into the Company pursuant to the terms and conditions of the Merger Agreement; and

                    WHEREAS, the Stockholders own of record and beneficially the shares (the "Shares") of the common stock, $1.00 par value, of Parent (the "Parent Common Stock") set forth opposite their respective names on Schedule A hereto and wish to enter into this Agreement with respect to the Shares; and

                    WHEREAS, in order to induce the Company to enter into the Merger Agreement and to induce Textron to enter into the Voting Agreement dated as of the date hereof with Parent, the Stockholders have agreed, upon the terms and subject to the conditions set forth herein, to vote the Shares at a meeting of Parent's stockholders in favor of approval of each of the issuance of shares of Parent Common Stock in the Merger pursuant to the terms of the Merger Agreement (the "Stock Issuance") and the Charter Amendment (as defined in the Merger Agreement);

                    NOW, THEREFORE, for good and valuable
          consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                    1.   Agreement to Vote Shares.

                         (a)  Subject to Section 1(b) hereof, each
          of the Stockholders agrees during the term of this Agreement to vote the Shares as to which it has voting power or control, in person or by proxy, in favor of approval of each of the Stock Issuance and the Charter Amendment at every meeting of the stockholders of Parent at which such matters are considered and at every adjournment thereof (each, a "Stockholder Meeting").

                         (b)  Notwithstanding anything to the
          contrary contained herein, the obligations of the Stockholders pursuant to Section 1(a) hereof with respect to matters to be considered at any Stockholder Meeting are subject to the following conditions:

                              (i)    the Company shall have
          performed in all material respects all of its respective material obligations under the Merger Agreement to have been performed at or prior to the date of such Stockholder Meeting;

                              (ii)    all representations and
          warranties of the Company set forth in the Merger Agreement shall be true and correct in all material respects as of the date of such Stockholder Meeting as though made on and as of such date (except for changes permitted by the Merger Agreement and that those representations which address matters only as of a particular date shall remain true and correct as of such date), except in any case for such failures to be true and correct which would not have a Company Material Adverse Effect (as defined in the Merger Agreement);

                              (iii)    there shall not be in effect
          on the date of such Stockholder Meeting any statute, rule, regulation, executive order, decree, ruling or injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated by the Merger Agreement not be consummated; and

                              (iv)    the Registration Statement
          (as defined in the Merger Agreement) to be filed with the Securities and Exchange Commission (the "SEC") by Parent under the Securities Act of 1933, as amended (the "Act") to register the shares of Parent Common Stock to be issued in the Merger shall have become effective under the Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

                    2.   No Voting Trusts.  Each of the
          Stockholders agrees that such Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, deposit any of such Stockholder's Shares in a voting trust or subject any of its Shares to any arrangement with respect to the voting of the Shares inconsistent with this Agreement.

                    3.   Limitation on Dispositions and Proxies.

                         (a)  During the term of this Agreement,
          each of the Stockholders agrees not to sell, assign, pledge, transfer or otherwise dispose of (each a "Transfer"), or grant any proxies with respect to (except for a proxy which is not inconsistent with the terms of this Agreement) any of such Stockholder's Shares; provided, however, that (i) each Stockholder (but not a Stockholder who is not an original signatory to this Agreement and who receives Shares in a Transfer made under this Section 3(a)) that is an individual may Transfer during the term of this Agreement up to 200,000 of such Stockholder's Shares, and additional Shares in excess of such 200,000 if each transferee of such additional Shares agrees to be bound by the terms of this Agreement (and thereby becomes a Stockholder under this Agreement for all purposes) and (ii) each Stockholder that is a trust or a foundation may Transfer during the term of this Agreement up to the number of such Stockholder's Shares as would be saleable by such Stockholder in compliance with the volume limitations of Rule 144 under the Act, and additional Shares in excess of such number if each transferee of such additional Shares agrees to be bound by the terms of this Agreement.

                    4. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the other party will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

                    5. Term of Agreement; Termination. Subject to Section 8(f), the term of this Agreement shall commence on the date hereof, and such term and this Agreement shall terminate upon the earliest to occur of
          (i) the Effective Time; (ii) the date on which the Merger Agreement is terminated in accordance with its terms;
          (iii) the date on which the Board of Directors of the Company withdraws or materially modifies or changes its recommendation of the Merger Agreement if the Board of Directors of the Company after consultation with its counsel determines that the failure to take such action could reasonably be deemed a breach of its fiduciary duties to the Company's stockholders under applicable law; and (iv) May 28, 1997. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

                    6.   Entire Agreement.  This Agreement
          supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                    7. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail, three (3) business days after deposit in the United States Mail, or if telexed or telecopied, sent by telegram, or delivered by hand or reputable overnight courier, when confirmation is received, in each case as follows:

                    If to the Stockholders, to the addresses listed on Schedule A hereto.

                    With a copy to:

                         King & Spalding
                         191 Peachtree Street, N.E.
                         Atlanta, GA 30303-1763
                         Attention:  E. William Bates, II, Esq.
                         Telecopy:  (404) 572-5100

                    If to Textron Inc.:

                         Textron Inc.
                         40 Westminster Street
                         Providence, RI 02903-2596
                         Attention:   Executive Vice President
                                      and General Counsel
                         Telecopy:    (401) 457-2418

                    With a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         One Beacon Street
                         Boston, Massachusetts  02108
                         Attention:  Margaret A. Brown, Esq.
                         Telecopy:  (617) 573-4822

                    If to the Company:

                         Provident Companies, Inc.
                         1 Fountain Square
                         Chattanooga, TN 37402
                         Attention:   Chief Financial Officer
                         Telecopy:    (423) 755-1755

                    With a copy to:

                         Alston & Bird
                         1201 West Peachtree Street
                         Atlanta, GA 30309
                         Attention:   Dean Copeland, Esq.
                         Telecopy:    (404) 881-7777

          or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this Section 7 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.

                    8.   Miscellaneous.

                         (a)  Nothing contained in this Agreement
          shall be construed as creating any liability on the part of Textron under the Merger Agreement.

                         (b)  This Agreement shall be deemed a
          contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware, without reference to its conflicts of law principles.

                         (c)  If any provision of this Agreement or
          the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

                         (d)  This Agreement may be executed in one
          or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                         (e)  All Section headings herein are for
          convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                         (f)  The obligations of the Stockholders
          set forth in this Agreement shall not be effective or binding upon the Stockholders until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Newco.


                    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                   THE PAUL REVERE CORPORATION

                                   By: /s/ Charles E. Soule
                                      Name:  Charles E. Soule
                                      Title: President and Chief
                                             Executive Officer

                                   TEXTRON INC.

                                   By: /s/ Stephen L. Key
                                      Name:  Stephen L. Key
                                      Title: Executive Vice
                                             President and Chief
                                             Financial Officer

                                   STOCKHOLDERS:

                                    /s/ Hugh O. Maclellan, Jr.
                                      Hugh O. Maclellan, Jr.

                                    /s/ Kathrina H. Maclellan
                                      Kathrina H. Maclellan

                                    /s/ Charlotte M. Heffner
                                      Charlotte M. Heffner


                                   THE MACLELLAN FOUNDATION, INC.

                                   By: /s/ Hugh O. Maclellan, Jr.
                                      Name:  Hugh O. Maclellan, Jr.
                                      Title:  President

       /s/ Dudley Porter, Jr.      THE R.J. MACLELLAN TRUST FOR THE
       Trustee                     MACLELLAN FOUNDATION, INC.

       /s/ Kathrina H. Maclellan   By: /s/ Hugh O. Maclellan, Jr.
       Trustee                        Name:  Hugh O. Maclellan, Jr.
                                      Title:  Trustee

                                   THE HELEN M. TIPTON FOUNDATION,
                                   INC.

                                   By: /s/ Hugh O. Maclellan, Jr.
                                      Name:  Hugh O. Maclellan, Jr.
                                      Title:  President

                                   THE R.J. MACLELLAN TRUST FOR THE
                                   R.L. MACLELLAN FAMILY

          /s/ Dudley Porter, Jr.   By: /s/ Kathrina H. Maclellan
          Trustee                     Name:  Kathrina H. Maclellan
                                      Title: Trustee

                                   THE CORA L. MACLELLAN TRUST FOR
                                   THE R.L. MACLELLAN FAMILY

          /s/ Dudley Porter, Jr.   By: /s/ Kathrina H. Maclellan
          Trustee                     Name:  Kathrina H. Maclellan
                                      Title: Trustee

                                   THE R.J. MACLELLAN TRUST FOR THE
                                   HUGH O. MACLELLAN, SR. FAMILY

                                   By: /s/ Hugh O. Maclellan, Jr.
                                      Name:  Hugh O. Maclellan, Jr.
                                      Title:  Trustee

                                   THE CORA L. MACLELLAN TRUST FOR
                                   THE HUGH O. MACLELLAN, SR.
                                   FAMILY

                                   By: /s/ Hugh O. Maclellan, Jr.
                                      Name:  Hugh O. Maclellan, Jr.
                                      Title:  Trustee



                                  SCHEDULE A

                                                         Percentage
                                        Number of        of Voting
                                        Outstanding      Power of
           Stockholder                  Shares Owned     Parent(1)

           Hugh O. Maclellan, Jr.         827,794           1.8

           Kathrina H. Maclellan        1,389,344           3.0

           Charlotte M. Heffner           457,602           1.0

           The Maclellan                8,115,514          17.8
           Foundation, Inc.
           The R.J. Maclellan           3,470,123           7.6
           Trust For The
           Maclellan
           Foundation, Inc.

           The Helen M. Tipton          1,565,842           3.4
           Foundation, Inc.

           The R.J. Maclellan             654,770           1.4
           Trust For The R.L.
           Maclellan Family
           The Cora L.                    633,340           1.4
           Maclellan Trust For
           The R.L. Maclellan
           Family

           The R.J. Maclellan             643,290           1.4
           Trust For The Hugh
           O. Maclellan, Sr.
           Family
           The Cora L.                    609,805           1.3
           Maclellan Trust For
           The Hugh O.
           Maclellan, Sr.
           Family

          (1) Based on total shares outstanding as of November 5, 1996.